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                                                                       Exhibit Q
                                PLEDGE AGREEMENT

GRANTED BY:              P.P. LUXCO HOLDINGS II S.A.R.L., a corporation
                         constituted under the laws of and registered with the
                         register of commerce and companies under number
                         B-88.549 of Luxembourg and having its registered office
                         at 20 avenue Monterey, B.P. 603-L, 2016 Luxembourg,

                                                                 (the "Pledgor")

IN FAVOUR OF:            NATIONAL BANK OF CANADA, a bank constituted
                         under the laws of Canada and having an office at 600 de la Gauchetiere West (Ground Floor), Montreal, Quebec,
                         H3B 4L2,

                                                                  (the "Lender")



WHEREAS a credit agreement dated as of July 30, 2004 was entered into between the Lender and Picchio Pharma Inc. (the "Borrower") (as amended, modified or supplemented from time to time, the "Credit Agreement") pursuant to which the Lender has agreed to extend credit to the Borrower;

WHEREAS pursuant to a guarantee agreement dated July 30, 2004, the Pledgor has guaranteed the performance of all obligations of the Borrower to the Lender arising from or under the Credit Agreement as well as all obligations of the Borrower referred to in Section 9.4 of the Credit Agreement (as amended, modified or supplemented from time to time, the "Guarantee");

WHEREAS the execution of this Agreement and the performance of the obligations of the Pledgor thereunder are a condition of the extension of credit to the Borrower under the Credit Agreement;

WHEREAS the Pledgor benefits from the extension of credit made to the Borrower under the Credit Agreement.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.    Interpretation

      In this Agreement, unless something in the subject matter or context is inconsistent therewith:

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      1.1   Capitalized terms used herein and defined in the Credit Agreement have the meaning assigned to them in the Credit Agreement unless otherwise defined herein.

      1.2   "COLLATERAL" means the assets subject to the security constituted by
            Section 2.1.

      1.3 "OBLIGATIONS" means all obligations, indebtedness and liabilities of the Pledgor to the Lender under or arising from the Credit Agreement or the Guarantee.

      1.4 "SECURITIES" means the 2,400,000 common shares of Neurochem Inc. evidenced by certificate 001689 and all other securities which may in the future become subject to this Agreement.

2.    THE SECURITY

      2.1   Grant of Security

            To secure the payment and performance of the Obligations, the Pledgor hereby grants to the Lender a hypothec and security interest in, and a pledge on, the following property (the "Collateral"):

            2.1.1 the Securities and all rights relating thereto;

            2.1.2 all dividend, interest and other income and all principal paid or payable in respect of any Securities;

            2.1.3 all other property that may at any time be received or receivable or otherwise distributed or distributable to the Pledgor in respect of, in substitution for, in addition to or in exchange for, any of the foregoing; and

            2.1.4 all proceeds of disposition or collection of the foregoing.

            For purposes of the laws of the Province of Quebec, the hypothec hereby constituted is for an amount of Cdn. $40,000,000 with interest from the date hereof at a rate of 20% per annum.

      2.2   Delivery of Collateral

            Certificates representing the Securities endorsed in blank for transfer or accompanied by powers of attorney must be delivered immediately to the Lender.

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      2.3   Representations

            The Pledgor represents and warrants that it owns the Securities, that the Securities are freely negotiable and that it has full right and authority to enter into this Agreement and to deliver the Securities to the Lender.

3.    Dealing with Collateral

      3.1   Holding of the Collateral

            3.1.1 The Securities delivered to the Lender may be held by the
                  Lender or on its behalf by a custodian appointed by the Lender.

            3.1.2 In the holding of the Collateral, the Lender and its custodian are only bound to exercise the same degree of care as they would exercise with respect to similar property of similar value held in the same place.

      3.2   Voting Rights

            3.2.1 Unless the Pledgor has been notified by the Lender that an
                  Event of Default has occurred and is continuing, the Pledgor is entitled to exercise all the rights to vote and to give proxies, consents and waivers in respect of the Securities. No such action may be taken if same would impair the security constituted hereby or would violate or be inconsistent with this Agreement or any of the Credit Documents.

            3.2.2 Upon the occurrence and the continuance of an Event of
                  Default, the Lender may give to the Pledgor a notice prohibiting the Pledgor from exercising the rights to vote and to give proxies, consents and waivers in respect of the Securities, at which time all such rights of the Pledgor will cease immediately and the Lender will have the right to exercise same.

      3.3   Dividends and Interest Payments

            3.3.1 Unless the Pledgor has been notified by the Lender that an
                  Event of Default has occurred and is continuing, the Pledgor is entitled to receive all dividend or interest payments in respect of the Collateral.

            3.3.2 Upon the Lender giving to the Pledgor notice that an Event of
                  Default has occurred and is continuing, all rights of the Pledgor pursuant to Section 3.3.1 will cease and the Lender will have the sole and exclusive right and authority to receive and retain all payments that the Pledgor would otherwise be authorized to retain pursuant to Section 3.3.1.

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4.    DEFAULT AND REMEDIES

      4.1   Remedies

            4.1.1 On or after the occurrence of an Event of Default which is continuing, the security granted hereby will, at the option of the Lender, become immediately enforceable and, in addition to any right or remedy granted to a pledgor or other creditor under the laws of the Province of Quebec or the laws of Luxembourg, the Lender will have the rights and remedies set out below, all of which rights and remedies may be enforced successively, concurrently or both:

                  (1) register any part of the Collateral into the name of the Lender or its nominee;

                  (2) vote any of the Collateral (whether or not registered in the name of the Lender or its nominee) and give or withhold all consents and waivers in respect thereof;

                  (3)   exercise all rights attached to any of the Collateral;

                  (4) from time to time collect, sell or otherwise realize upon any Collateral in such manner as may seem advisable to the Lender;

                  (5) purchase any of the Collateral, whether in connection with a sale made pursuant to judicial proceedings or otherwise; and

                  (6) take or accept the Collateral in satisfaction of the Obligations in the manner required by law.

            4.1.2 The Lender may (i) grant extensions of time, (ii) take and perfect or abstain from taking and perfecting security, (iii) give up security, (iv) accept compositions or compromises, (v) grant releases and discharges, and (vi) release any part of the Collateral or otherwise deal with the Borrower or any guarantor as the Lender sees fit without prejudice to the liability of the Pledgor to the Lender or the Lender's rights hereunder. The Lender shall not be required to exercise any recourse against the Borrower or any guarantor.

            4.1.3 The Lender will not be liable or responsible for any failure to collect or realize the Collateral and will not be bound to exercise any right attached to the Collateral. The Lender in exercising or refraining from exercising any of its rights hereunder shall not be liable to the Pledgor for any depreciation in value of the Collateral.

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5.    MISCELLANEOUS

      5.1   Additional Securities

            Whenever securities other than those specifically described in
            Section 1.4 are to become subject to this Agreement, the Grantor must execute a confirmation in the form of the annex hereto or in such other form as may be acceptable to the Lender.

      5.2   Payment of expenses

            The Obligations will also include all reasonable expenses of the Lender, including the reasonable fees and disbursements of any adviser or legal counsel, incurred in connection with preserving, collecting or realizing the Collateral, or incidental to the safekeeping or the release of any Collateral.

      5.3   Application of payments

            The Lender may apply any proceeds of collection or realization of the Collateral to reduce any part of the Obligations in such order as the Lender sees fit or may retain the whole or any part of such proceeds as additional Collateral.

      5.4   Release of the Security

            The security created hereunder will be released after termination of the Facility and performance and payment in full of the Obligations. Partial releases may also be obtained (i) further to a request from the Borrower made in accordance with Section 9.6 of the Credit Agreement, in the circumstances specified in said Section, or (ii) in the circumstances described in Section 9.7(b) of the Credit Agreement. Upon any such release, the Collateral or the applicable portion thereof then in the custody of the Lender or its depositary must be delivered to the Pledgor as soon as practicable.

      5.5   Notices

            5.5.1 Any notice to be given to a party in connection with this
                  Agreement will be given in writing and will be given by personal delivery, by a reputable delivery service or by telecopier addressed to the recipient at its address specified on the first page of this Agreement or at such other address as may be notified by such party to the others pursuant to this Section 5.5.

            5.5.2 Any notice given by personal delivery or by a delivery service will be conclusively deemed to have been given at the time of such delivery and, if given by telecopier on the day of transmittal if before 9:00 a.m. (Montreal time) on a Business Day, or on the

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                  following Business Day if such transmission occurs on a day which is not a Business Day or after 9:00 a.m. (Montreal time) on a Business Day. If the telecopy transmission system suffers any interruptions by way of a strike, slow-down, a force majeure, or any other cause, a party giving a notice must do so using another means of communication not affected by the disruption.


      5.6   Power of Attorney

            The Pledgor hereby irrevocably constitutes and appoints the Lender the attorney of the Pledgor, with full power of substitution, to do, make and execute all documents, acts, matters or things with the right to use the names of the Pledgor whenever and wherever the Lender may deem necessary or expedient to perfect the security constituted hereby and, after occurrence and continuance of an Event of Default, to exercise all rights and powers of the Pledgor in respect of the Collateral under this Agreement.

      5.7   Other Security

            The security constituted and the rights of the Lender hereunder are in addition to, and not in substitution for, any other right, guarantee and security held or to be held in the future by the Lender.

      5.8   Governing Law

            This Agreement is governed by and construed in accordance with the laws of the Province of Quebec.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of July 30, 2004.

                                                 P.P. LUXCO HOLDINGS II S.A.R.L.


                                            Per: /s/ Alexandre Girard
                                                 ------------------------------

                                                  NATIONAL BANK OF CANADA

                                            Per: /s/ Jean Delorme
                                                 ------------------------------


                                            Per: /s/ Laurent Genest
                                                 ------------------------------


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                                    A N N E X

TO:   National Bank of Canada

Reference is made to the Pledge Agreement dated July 30, 2004 made between P.P. Luxco Holdings II S.A.R.L. (the "Pledgor") and National Bank of Canada (as amended from time to time, the "Pledge").

The Pledgor confirms that the following securities have become subject to the Pledge and that all provisions of the Pledge apply to such securities. For greater certainty, the Pledgor hereby hypothecates and pledges such securities and all property related thereto of the type described in Section 2.1 of the Pledge, as security for the Obligations (as defined in Section 1.3 of the Pledge), for an amount of Cdn $40,000,000 with interest from the date of the Pledge at a rate of 20% per annum.

                                   Description

Made as of this o day of o, 2004.

                                                 P.P. LUXCO HOLDINGS II S.A.R.L.


                                            Per: _______________________________